EXHIBIT A

                   RULE 13d-1 (f)(1)


     The undersigned, on this 17th day of February, 1998 agree and consent to the joint filing on behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of ARI Network Services, Inc.


                                   QUAESTUS LIMITED PARTNERSHIP

                                   By: /s/ Richard W. Weening
                                     ---------------------------
                                     Richard W. Weening
                                     President, RPI Holdings, Inc.,
                                     the Managing General Partner



                                   QUAESTUS MANAGEMENT CORP.

                                   By: /s/ Richard W. Weening
                                     -----------------------------
                                     Richard W. Weening, President



                                   RPI HOLDINGS, INC.

                                   By: /s/ Richard W. Weening
                                      -----------------------------
                                     Richard W. Weening, President


                                     /s/ Richard W. Weening
                                     -------------------------------
                                     Richard W. Weening